UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 27, 2017

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

WestRock Company held its annual meeting of stockholders on January 27, 2017, at which the Company submitted the following matters to a vote of its stockholders:

Votes cast for or withheld regarding 12 individuals nominated for election to serve on the Company’s board of directors for a term expiring in 2018 were as follows:

	For	Against	Withheld	Broker Non-Vote
Timothy J. Bernlohr	166,881,899	39,848,441	86,717	17,028,103
J. Powell Brown	204,873,928	1,868,086	75,043	17,028,103
Michael E. Campbell	205,968,183	773,739	75,135	17,028,103
Terrell K. Crews	204,875,660	1,862,570	78,827	17,028,103
Russell M. Currey	204,666,428	2,063,783	86,846	17,028,103
John A. Luke, Jr	205,209,202	950,601	657,254	17,028,103
Gracia C. Martore	204,217,322	1,928,560	671,175	17,028,103
James E. Nevels	204,289,618	1,861,770	665,669	17,028,103
Timothy H. Powers	204,307,325	1,882,382	627,350	17,028,103
Steven C. Voorhees	206,429,503	310,073	77,481	17,028,103
Bettina M. Whyte	206,409,235	313,022	94,800	17,028,103
Alan D. Wilson	205,960,194	235,207	621,656	17,028,103

Votes cast for or against, as well as the number of abstentions and broker non-votes regarding each of the matters noted below, were as follows:

	For	Against	Abstain	Broker Non-Vote
Advisory vote on executive compensation	201,226,602	4,562,693	1,027,762	17,028,103
Ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm of the Company	217,884,902	5,884,394	75,864	n/a

Votes cast for the option of every “1 year”, “2 years” or “3 years”, along with the number of abstentions, regarding the matter noted below, were as follows:

	1 Year	2 Years	3 Years	Abstain
Advisory vote on the frequency of advisory votes on executive compensation	185,106,129	149,826	21,402,770	158,332

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: January 30, 2017	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel
And Secretary